UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 21, 2018

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Hotel Acquisition

On February 21, 2018, Condor Hospitality Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), completed the acquisition of a hotel pursuant to a purchase agreement with Stayfresh Hotels, LLC. The hotel is the Home2 Suites by Hilton, with 93 rooms, located in Summerville, South Carolina.

The aggregate purchase price for the hotel was $16.325 million which was paid with a combination of cash, financing (as discussed below) and Operating Partnership limited partnership units (as discussed below).

The acquisition of the hotel was completed by CDOR CHS Holiday, LLC, a single-purpose bankruptcy remote entity 100% owned by the Operating Partnership. In connection with the closing of the acquisition, the hotel was leased to TRS CHS Holiday, LLC, a single-purpose bankruptcy remote entity 100% owned by TRS Leasing, Inc., the taxable REIT subsidiary of the Company.

Financing

On February 21, 2018, the Operating Partnership borrowed $14.8 million under the Credit Agreement dated as of March 1, 2017 by and among the Operating Partnership, as Borrower, KeyBank National Association and the other lenders party thereto, as Lenders, and KeyBank National Association, as Agent (as amended, the “Credit Agreement”).  The borrowings under the Credit Agreement were used to pay a portion of the aggregate purchase price for the Summerville hotel.

In connection with the acquisition of the hotel, the subsidiary owner and lessee of the hotel were added as guarantors under the Credit Agreement and the hotel property (together with the tangible and intangible personal property used in connection with such hotel property) was added to the collateral pool securing indebtedness under the Credit Agreement.

The terms and conditions of the Credit Agreement are described in the Company’s Current Reports on Form 8-K dated March 1, 2017, May 11, 2017 and December 13, 2017 and are incorporated herein by reference.  The description of the Credit Agreement is qualified in its entirety by Exhibit 10.1 (attached to the Form 8-K dated March 1, 2017), Exhibit 10.1 (attached to the Form 8-K dated May 11, 2017) and Exhibit 10.1 (attached to the Form 8-K dated December 13, 2017), which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Item 2.03 is incorporated herein by reference.

Pursuant to the purchase agreement for the Summerville hotel, as partial consideration for the purchase price of the hotel, the Operating Partnership agreed to issue to the seller limited partnership units with an aggregate dollar value of $50,000. In connection with the acquisition of the hotel, the Operating Partnership issued 259,685 limited partnership units to Stayfresh Hotels, LLC on February 21, 2018.

The Operating Partnership limited partnership units were issued to the party described above in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, as such issuances of securities were not made in a public offering, neither the

Company nor the Operating Partnership engaged in general solicitation or advertising, the units were not offered to the public in connection with these transactions and the party described above is an accredited investor.

Item 8.01  Other Events.

Item 2.03 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: February 23, 2018	By: /s/ Arinn Cavey
Name: Arinn Cavey
Title: Chief Accounting Officer